UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2005

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Carrols Corporation (the “Company”), like many other companies in the restaurant and retail industries, has undertaken a re-evaluation of its historical accounting treatment with respect to operating leases and leasehold improvements. Although such review is not yet complete, on April 4, 2005 the Company concluded, in a discussion with its Audit Committee, that it will be necessary to restate its financial statements for periods ended prior to January 2, 2005 and that, accordingly, the unaudited financial statements included in the Company’s Forms 10-Q for the first three fiscal quarters of fiscal 2004 and the Company’s audited financial statements for the three fiscal years ended December 28, 2003 included in the Company’s Annual Report on Form 10-K for fiscal 2003 should no longer be relied upon.

The Company historically followed the accounting practice of using the initial lease term when determining operating versus capital lease classification and when calculating straight-line rent expense. In addition, the Company, like many other companies in the restaurant and retail industries, depreciated its buildings on leased land and leasehold improvements over a period that included both the initial lease term plus one or more optional extension periods (or the useful life of the asset if shorter). Based on the Company’s re-evaluation to date, the Company has concluded that buildings on leased land and other leasehold improvements should have been depreciated over the same period as the lease term used in determining lease classification and for recording straight line rent expense and, consequently, the Company will file restated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005. In general, the application of this revised accounting treatment will result in acceleration of depreciation of buildings on leased land and other leasehold improvements made subsequent to lease inception.

In applying the revised accounting treatment, the Company will generally limit the maximum depreciation period to the base term of the subject lease. However, in circumstances where the Company would incur a significant economic penalty by not exercising one or more options to extend the term of the lease, the Company will include one or more optional extension periods when determining the maximum depreciable period. In either circumstance, the revised policy will now require consistency as to the initial periods used to calculate depreciation, evaluate lease classification and compute straight-line rent expense for each of the Company’s leases. The Company is also in the process of reviewing its accounting practices with respect to amortization of certain intangible assets and accounting for certain stock options.

The Company currently is unable to quantify the impact of the restatement on its financial statements, pending its completion of such re-evaluation and reviews. All adjustments, however, will be non-cash expense adjustments and will have no impact on the Company’s previously reported cash flows.

The Company, with its Audit Committee, has discussed the matters described above with PricewaterhouseCoopers LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carrols Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: April 8, 2005	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
Vice President, Chief Financial Officer and Treasurer